Report of Independent
Auditors

To the Shareholders and
Board of Directors
Legg Mason Investment
Trust, Inc. - Legg Mason
Opportunity Trust

In planning and performing
our audit of the financial
statements of Legg Mason
Opportunity Trust (the
"Fund") for the year
ended December 31, 2002, we
considered its internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing
procedures for the purpose
of expressing our opinion
on the financial statements
and to comply with the
requirements of Form N-SAR,
not to provide assurance on
internal control.

The management of the Fund
is responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments by
management are required to
assess the expected
benefits and related costs
of controls.  Generally,
controls that are relevant
to an audit pertain to the
entity's objective of
preparing financial
statements for external
purposes that are fairly
presented in conformity
with accounting principles
generally accepted in the
United States.  Those
controls include the
safeguarding of assets
against unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in internal
control, error or fraud may
occur and not be detected.
Also, projection of any
evaluation of internal
control to future periods
is subject to the risk that
it may become inadequate
because of changes in
conditions or that the
effectiveness of the design
and operation may
deteriorate.

Our consideration of
internal control would not
necessarily disclose all
matters in internal control
that might be material
weaknesses under standards
established by the American
Institute of Certified
Public Accountants.  A
material weakness is a
condition in which the
design or operation of one
or more of the internal
control components does not
reduce to a relatively low
level the risk that
misstatements caused by
error or fraud in amounts
that would be material in
relation to the financial
statements being audited
may occur and not be
detected within a timely
period by employees in the
normal course of performing
their assigned functions.
However, we noted no
matters involving internal
control and its operation,
including controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
December 31, 2002.

This report is intended
solely for the information
and use of management and
the Directors of Legg Mason
Opportunity Trust and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone other
than these specified
parties.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 31, 2003